                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement                            [ ]  Confidential, for use of the commission only (as
                                                                 permitted by rule 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   ALTEON INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446


To Our Stockholders:

      You are most cordially invited to attend the 1998 Annual Meeting of Stockholders of Alteon Inc. at 9:00 AM, local time, on Wednesday, July 22, 1998, at the Sheraton Crossroad Hotel, One International Boulevard, Mahwah, New Jersey.

      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

      It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

      Thank you for your continued support.

                                       Sincerely,



                                       JAMES J. MAUZEY
                                       Chief Executive Officer

Alteon Inc.
170 Williams Drive
Ramsey, New Jersey 07446

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 22, 1998

      The Annual Meeting of Stockholders (the "Meeting") of Alteon Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Crossroad Hotel, One International Boulevard, Mahwah, New Jersey on Wednesday, July 22, 1998, at 9:00 AM, local time, for the following purposes:

(1) To elect two directors to serve until the Annual Meeting of Stockholders to be held in 2001 and until their successors shall have been duly elected and qualified;

(2) To consider and vote upon a proposal to amend the Restated Certificate of Incorporation of Alteon Inc. to increase the authorized number of shares of Common Stock from 30,000,000 shares to 40,000,000 shares;

(3) To consider and vote upon a proposal to approve the removal of certain limitations regarding the Company's Series G Preferred Stock and Series H Preferred Stock;

(4) To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1998; and

(5) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Holders of Common Stock of record at the close of business on May 28, 1998, are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's principal executive offices at 170 Williams Drive, Ramsey, New Jersey 07446 and at the Sheraton Crossroad Hotel, One International Boulevard, Mahwah, New Jersey, for a period of 10 days prior to the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                  By Order of the Board of Directors

                                  ELIZABETH A. O'DELL
                                  Secretary
Ramsey, New Jersey
June 8, 1998

        THE COMPANY'S 1997 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                   ALTEON INC.
                               170 WILLIAMS DRIVE
                            RAMSEY, NEW JERSEY 07446

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alteon Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on July 22, 1998, (the "Meeting") at the Sheraton Crossroad Hotel, One International Boulevard, Mahwah, New Jersey, at 9:00 AM, local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $.01 par value ("Common Stock"), as of the close of business on May 28, 1998, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 17,974,125 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

      If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the nominees below as directors, (ii) FOR the proposal to amend the Restated Certificate of Incorporation of Alteon Inc. to increase the authorized number of shares of Common Stock from 30,000,000 shares to 40,000,000 shares, (iii) FOR the proposal to approve the removal of certain limitations regarding the Company's Series G Preferred Stock and Series H Preferred Stock, (iv) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1998, and (v) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it any time before it is voted by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

      The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

      Directors are elected by a plurality vote. All other actions proposed herein may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy. Only votes cast "for" a matter will constitute affirmative votes. Votes withheld or abstentions, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" such a particular proposal. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of such proposals.

      This Proxy Statement, together with the related proxy card, is being mailed to the stockholders of the Company on or about June 8, 1998. The Annual Report to Stockholders of the Company for the year ended December 31, 1997, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of May 28, 1998. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders may supply such material to beneficial owners as of May 28, 1998.

                              ELECTION OF DIRECTORS

      At the Meeting two directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2001 and until their successors shall have been elected and qualified. The nominees for election to the Board of Directors are Marilyn G. Breslow and Alan
J. Dalby.

      Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves a term of three years. Class A consists of Ms. Breslow and Mr. Dalby, whose terms will expire at the Meeting. Class B consists of Mr. Mauzey, Dr. Goyan and Dr. Cerami, whose terms will expire at the Annual Meeting of Stockholders in 1999. Class C consists of Dr. Butler, Mr. McCurdy, and Dr. Novitch, whose terms will expire at the Annual Meeting of Stockholders in 2000.

      It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as director of each of Ms. Breslow and Mr. Dalby, whose names and biographies appear below. There are currently eight members of the Board. All of the persons whose names and biographies appear below are at present directors of the Company. In the event any nominee should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees have consented to being named in this Proxy Statement and to serve if elected.

      The current Board of Directors, including the nominees, is comprised of the following persons:


                                             SERVED AS A
NAME                           AGE          DIRECTOR SINCE          POSITIONS WITH THE COMPANY
----                           ---          --------------          --------------------------
James J. Mauzey                49                1994               Chairman of the Board and
                                                                    Chief Executive Officer
Jere E. Goyan                  67                1993               President, Chief Operating
                                                                    Officer and Director
Marilyn G. Breslow (1)         54                1988               Director
Robert N. Butler               71                1996               Director
Anthony Cerami                 57                1993               Director
Alan J. Dalby (1)              61                1994               Director
David McCurdy                  48                1997               Director
Mark Novitch                   66                1994               Director

----------
      (1)   The nominees for election to the Board of Directors.

      The principal occupations and business experience, for at least the past five years, of each director are as follows:

      James J. Mauzey, Chairman and Chief Executive Officer, joined the Company in March 1994. From November 1992 until he joined the Company, Mr. Mauzey was a Corporate Division President of Bristol-Myers Squibb Company. Mr. Mauzey has over 20 years of experience in the pharmaceutical industry. He began his career at American Cyanamid Company's Lederle Laboratories Division, where he held numerous sales, marketing and executive positions during his 17 years with the company, serving as both Vice President of the Lederle Laboratories U.S. Pharmaceutical Division and Vice President of the Lederle International Division. Mr. Mauzey joined The Squibb Corporation as President of its U.S. Pharmaceutical Group in 1989. Following the merger of Bristol-Myers Company and Squibb Corporation, Mr. Mauzey was named President of Bristol-Myers Squibb Company's newly integrated U.S. Pharmaceutical Division, where he was responsible for Squibb Pharmaceuticals, Bristol Laboratories and Mead Johnson Pharmaceuticals.

      Jere E. Goyan, Ph.D., has been the Company's President and Chief Operating Officer since May 1993. He also served as the Company's Acting Chief Executive Officer from June 1993 to February 1994 and as Senior Vice President, Research and Development from January 1993 through May 1993. Dr. Goyan is Professor Emeritus of Pharmacy and Pharmaceutical Chemistry and Dean Emeritus of the School of Pharmacy, University of California, San Francisco ("UCSF"). He has been on the faculty of the School of Pharmacy at UCSF since 1963. He took a leave of absence from 1979 to 1981 to serve as Commissioner of Food and Drugs of the U.S. Food and Drug Administration. Dr. Goyan is Past President of the American Association of Pharmaceutical Scientists and the American Association of Colleges of Pharmacy. He is a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Association for the Advancement of Science. Dr. Goyan is a director of ATRIX Laboratories, Inc., Emisphere Technologies, Inc., and SciClone Pharmaceuticals, Inc., each a biopharmaceutical firm, and Boehringer Ingelheim Corporation, a pharmaceutical company. He received his Ph.D. in pharmaceutical chemistry from the University of California, Berkeley.

      Alan J. Dalby was elected as a director of the Company in December 1994. Mr. Dalby is Chairman of Reckitt & Colman, plc, a household products company. Mr. Dalby is the former Chairman and Chief Executive Officer and a founder of Cambridge NeuroScience, Inc., an emerging pharmaceutical company focused on neurobiology. Prior to joining Cambridge NeuroScience, Inc., he was Executive Vice President and a member of the Board of Directors of SmithKline Beckman Corporation, retiring in 1987. Mr. Dalby is a director of Medeva plc.

      Marilyn G. Breslow has been a director of the Company since June 1988. She has been a Portfolio Manager/Analyst for W.P. Stewart & Co., Inc., an investment advisory firm in New York City, since 1990, and is a Principal and Director of that firm. She was a General Partner of Concord Partners and a Vice President of Dillon, Read & Co. Inc. from 1984 to 1990.

      Robert N. Butler, M.D. was elected as a director of the Company in June 1996. He is the Chief Executive Officer of the International Longevity Center (ILC-USA), which he co-founded in 1990, and Professor of Geriatrics at the Henry
L. Schwartz Department of Geriatrics and Adult Development at the Mount Sinai Medical Center. From 1975 to 1982, he was the first and founding director of the National Institute of Aging of the National Institutes of Health. In 1976, Dr. Butler won the Pulitzer Prize for his book "Why Survive? Being Old in America." He held the Brookdale Professorship of Geriatrics from 1982 to 1995 at the Mount Sinai Medical Center where he founded the department. Dr. Butler serves on the board of Neurogen Corporation, a development-stage biotechnology company working on anxiolytics, and serves on the Scientific Advisory Boards of Geron Corporation, a development-stage biotechnology company working on aging, with emphasis on the effect of telomeres, and Genesis Health Ventures, a leading eldercare company. He also serves as an independent trustee of the AARP-Scudder Fund.

      Anthony Cerami, Ph.D., is a founder of the Company and has been Chairman of the Scientific Advisory Board of the Company since December 1987 and a member of the Company's Board of Directors since October 1993. In October 1996, he joined Cerami Consulting Corp., a biotechnology consulting corporation. Dr. Cerami was the President of The Picower Institute for Medical Research, which he helped establish in October 1991, prior to his retirement from such entity in September 1996. Prior to joining The Picower Institute for Medical Research, he was Dean of Graduate and Postgraduate Studies at The Rockefeller University since 1986, a Professor at The Rockefeller University since 1978 and the Head of the Laboratory of Medical Biochemistry at The Rockefeller University since 1972. Dr. Cerami has been elected to membership in the National Academy of Sciences and the Institute of Medicine. He received his Ph.D. from The Rockefeller University.

      David McCurdy, who became a director of the Company in June 1997, is currently the Chairman and Managing Partner of the McCurdy Group LLC, a business consulting and investment firm focused on high-growth companies in the fields of healthcare, high technology and international business. Prior to forming the McCurdy Group, he served for 14 years in the U.S. House of Representatives from the fourth district of Oklahoma. In addition to serving as a consultant to over a dozen healthcare and high technology companies, Mr. McCurdy is a partner in the Switzer Group, an organization that invests in, owns and operates medical and healthcare facilities in the U.S. and Asia.

      Mark Novitch, M.D., was elected as a director of the Company in June 1994. Dr. Novitch is an Adjunct Professor of Health Care Sciences at The George Washington University. He retired as Vice Chairman and Chief Compliance Officer of the Upjohn Company in December 1993. Prior to joining Upjohn in 1985, he was Deputy Commissioner of the U.S. Food and Drug Administration. Dr. Novitch is a director of Guidant Corporation, a supplier of cardiology and minimally invasive surgery products; Neurogen Corporation, a biopharmaceutical firm focused on central nervous system disorders; Calypte Biomedical, a developer of urine-based diagnostics; and Kos Pharmaceuticals, Inc., a developer of pharmaceutical products for cardiovascular and respiratory conditions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

      The Board of Directors has a Compensation Committee, which reviews salaries and incentive compensation for employees of and consultants to the Company, and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Compensation Committee is comprised of Marilyn G. Breslow, Robert N. Butler, M.D., David McCurdy and Mark Novitch, M.D. The Compensation Committee held five meetings during the year ended December 31, 1997. The Audit Committee is comprised of Marilyn G. Breslow, Alan J. Dalby and Robert N. Butler, M.D. The Audit Committee held one meeting during the year ended December 31, 1997. There were thirteen meetings of the Board of Directors in 1997. With the exception of Dr. Butler, each director and each committee member attended at least 75% of all meetings of the Board of Directors and the committee(s) on which he or she served, respectively, during the period in which he or she served as a director or committee member.

COMPENSATION OF DIRECTORS

      Directors of the Company not compensated as employees receive $1,500 per meeting for their service to the Board. Furthermore, directors of the Company not compensated as employees receive, upon election to the Board, a stock option for 33,600 shares of Common Stock (subject to adjustment if they received stock options upon appointment to the Board between Annual Meetings of Stockholders to fill a vacancy or newly-created directorship) at an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock options vest in three equal annual installments over the director's term of service. All of the directors are reimbursed for their expenses for each Board and committee meeting attended.

                               EXECUTIVE OFFICERS

      The following table identifies the current executive officers of the
Company:


NAME                             AGE          CAPACITIES IN WHICH SERVED             IN CURRENT POSITIONS SINCE
----                             ---          --------------------------             --------------------------
James J. Mauzey                  49          Chairman of the Board and                       March 1994
                                               Chief Executive Officer
Jere E. Goyan                    67          President, Chief Operating                      May 1993
                                               Officer and Director
Kenneth I. Moch(1)               43          Senior Vice President, Finance                  February 1995
                                               and Business Development
                                               and Chief Financial Officer
Kenneth Cartwright(2)            63          Senior Vice President,                          January 1994
                                               Development and
                                               Regulatory Affairs
Elizabeth A. O'Dell(3)           38          Vice President, Finance and                     October 1993
                                               Administration, Secretary
                                               and Treasurer

----------

(1) Kenneth I. Moch, Senior Vice President, Finance and Business Development and Chief Financial Officer, joined Alteon in February 1995. From 1990 to 1995 he was President and Chief Executive Officer of Biocyte Corporation, a cord blood stem cell-based cellular therapy company. He was a co-founder and Managing General Partner of Catalyst Ventures, a seed-stage venture capital partnership, from 1988 through 1989. He was a founder and served as Vice President of The Liposome Company, Inc. from 1982 to 1988, where he was involved in all aspects of that company's growth from a start-up research laboratory into a publicly-held biopharmaceutical firm. From 1980 until 1982, Mr. Moch was a management consultant with McKinsey & Company, Inc.

(2) Kenneth Cartwright, MB, ChB, MFCM, MRCPsych., has been Senior Vice President, Development and Regulatory Affairs since January 1994. He joined Alteon in May 1989 as Vice President, Clinical and Regulatory Affairs. Prior to joining Alteon, Dr. Cartwright was Vice President, Clinical Research of American Cyanamid Company, Lederle Laboratories from 1984 to 1989, where he was responsible for worldwide development and implementation of strategical clinical plans. From 1982 to 1984, he also served as Director of Clinical Research U.S.A. From 1980 to 1982, Dr. Cartwright was Deputy Vice President and Marketing Director, Pharmaceutical Division, Ciba-Geigy, Canada, Ltd., responsible for product launch. From 1974 to 1980, he served as Medical Director where he was responsible for clinical development and regulatory affairs. Dr. Cartwright received his MB, ChB, from Liverpool University Medical School. He received his Membership of the Faculty of Community Medicine (MFCM) and his Membership of the Royal College of Psychiatrists (MRCPsych.) from Royal College of Physicians, London.

(3) Elizabeth A. O'Dell has been Vice President, Finance and Administration, Secretary and Treasurer since October 1993. She served as the Company's Director of Finance from February 1993 to September 1993 and as the Controller of the Company from February 1992 to February 1993. From November 1991 to January 1992 she was the Controller of Radiodetection Corp. She was the Director of Internal Operations of Kratos Analytical, Inc. from May 1990 to November 1991 and Controller from March 1987 to April 1990. Prior to that she served for five years in public accounting in various positions at Coopers & Lybrand and Deloitte & Touche.

                             EXECUTIVE COMPENSATION


      The following table sets forth certain information concerning the annual and long-term compensation for the fiscal years ended December 31, 1997, 1996, and 1995 of the Company's chief executive officer and the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 1997 (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                                                                                  LONG TERM
                                                                                                 COMPENSATION
                                                     ANNUAL COMPENSATION                             STOCK
                                          ---------------------------------------                OPTION AWARDS        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR           SALARY             BONUS             (NUMBER OF SHARES)    COMPENSATION
---------------------------               ----           ------             -----             ------------------    ------------

James J. Mauzey ......................    1997          $300,000         $ 50,000                     50,000              ---
 Chairman of the Board and                1996           300,000          150,000(1)                 150,000              ---
 Chief Executive Officer                  1995           300,000          110,000(2)                  20,000          $45,823(3)

Jere E. Goyan ........................    1997          $262,500         $ 16,666                     33,333          $54,000(5)
 President and                            1996           262,500           50,000(4)                  33,004           54,000(5)
 Chief Operating Officer                  1995           262,500           35,000                     15,000           54,000(5)

Kenneth Cartwright ...................    1997          $200,280         $  7,500                    101,000              ---
 Senior Vice President,                   1996           194,922              ---                     16,000              ---
 Development and Regulatory               1995           191,100              ---                        ---              ---
 Affairs

Kenneth I. Moch ......................    1997          $185,592         $ 12,500(6)                  25,000              ---
 Senior Vice President,                   1996           178,460           30,000(7)                  10,000              ---
 Finance and Business Development         1995           141,964           55,000(8)                 170,000              ---
 and Chief Financial Officer

Elizabeth A. O'Dell ...................   1997          $120,841          $ 5,000(9)                 110,000              ---
 Vice President, Finance and              1996           109,307              ---                      9,000              ---
 Administration, Secretary and            1995           112,815              ---                      7,500              ---
 Treasurer

----------

(1)   Represents a deferred performance bonus for the year ending December 31,
      1996

(2) Represents a deferred performance bonus for the year ending December 31, 1995.

(3) Represents reimbursement for certain moving expenses and relocation expenses.

(4) Represents a deferred performance bonus for the year ending December 31, 1996.

(5)   Represents a housing allowance.

(6) Represents a deferred performance bonus for the year ending December 31, 1997.

(7) Represents a deferred performance bonus for the year ending December 31, 1996.

(8) Includes a signing bonus of $25,000 and a deferred performance bonus of $30,000 for the year ending December 31, 1995.

(9) Represents a deferred performance bonus for the year ending December 31, 1997.

      The following table sets forth certain information concerning grants of stock options during the fiscal year ended December 31, 1997, to the Named Officers.


                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                          PERCENTAGE                                   ANNUAL RATES OF
                                                           OF TOTAL                                      STOCK PRICE
                                                            OPTIONS                                   APPRECIATION FOR
                                                          GRANTED TO     EXERCISE OR                   OPTION TERM(1)
                                             OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION  --------------------
NAME                                         GRANTED      FISCAL 1997     PER SHARE        DATE         5%         10%
----                                         -------     ------------    -----------    ----------     ---         ---
James J. Mauzey (2)....................       50,000         7.9%           $6.563       12/03/07   $206,356    $522,947

Jere E. Goyan (3)......................       33,333         5.3%           $6.563       12/03/07    137,569     348,628

Kenneth Cartwright (4).................       36,000         5.7%           $5.625       03/27/07      2,741     124,312
                                              65,000        10.2%            6.563       12/03/07    268,263     679,831

Kenneth I. Moch (5)....................       25,000         3.9%           $6.563       12/03/07    103,178     261,473

Elizabeth A. O'Dell (6)................       50,000         7.9%           $5.625       01/31/07    176,877     448,240
                                              50,000         7.9%            5.625       10/21/07    248,141     561,716
                                              10,000         1.6%            6.563       12/03/07     41,271     104,589


(1) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grant of the option increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price over the option term of ten years.

(2) Option became exercisable as to 25,000 shares on December 4, 1997 and will become exercisable as to 25,000 shares on December 4, 1999.

(3) Option became exercisable as to 16,666 shares on December 4, 1997 and will become exercisable as to 16,667 shares on December 4, 1999.

(4) Option for 36,000 shares became exercisable as to 1,000 shares each month commencing April 27, 1997. The options for 65,000 shares became exercisable as to 7,500 shares on December 4, 1997 and will become exercisable as to 7,500 shares on December 4, 1999 and as to 50,000 shares on an accepted filing of a New Drug Application for pimagedine, or on December 3, 2007, whichever occurs earlier.

(5) Option became exercisable as to 12,500 shares on December 4, 1997 and will become exercisable as to 12,500 shares on December 4, 1999.

(6) First option for 50,000 shares became exercisable as to 28,000 shares on January 31, 1997 and as to 2,000 shares each month commencing February 28, 1997. Second option for 50,000 shares became exercisable as to 1,388 shares each month commencing October 21, 1997. Option for 10,000 shares became exercisable as to 5,000 shares on December 4, 1997 and will become exercisable as to 5,000 shares on December 4, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth certain information with respect to exercises of options to purchase Common Stock during the fiscal year 1997 by the Named Officers and unexercised options to purchase Common Stock held by the Named Officers at December 31, 1997.


                                                                NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                   OPTIONS HELD AT                IN-THE-MONEY OPTIONS
                           SHARES          VALUE                  DECEMBER 31, 1997              AT DECEMBER 31, 1997(1)
                         ACQUIRED ON      REALIZED          -------------------------------    ----------------------------
NAME                    EXERCISE (#)        ($)             EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    ------------       -----            -----------       -------------    -----------    -------------
James J. Mauzey........      ---            ---                425,000            310,000       $   45,958      $309,463

Jere E. Goyan..........      ---            ---                289,970            199,967          262,649        12,508

Kenneth Cartwright.....      ---            ---                203,601             92,000        1,116,447       103,265

Kenneth I. Moch........      ---            ---                146,500             58,500           96,786        44,556

Elizabeth A. O'Dell....      ---            ---                105,278             59,722          109,580        90,731


(1) BASED ON THE CLOSING PRICE ON THE NASDAQ NATIONAL MARKET ON DECEMBER 31, 1997 ($7.313)


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The persons who served as members of the Compensation Committee of the Board of Directors during 1997 were Marilyn G. Breslow, Louis Fernandez, Ph.D. (until his retirement on June 10, 1997), Mark Novitch, M.D., Robert N. Butler, M.D., and David McCurdy. None of the members of the Compensation Committee was an officer, former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General Policies

      The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under the Company's Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. The Committee currently consists of Mark Novitch, M.D., Marilyn G. Breslow, Robert
N. Butler, M.D. and David McCurdy, four non-employee directors of the Company.

      Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which (1) provide a total compensation package which is intended to be competitive within the industry so as to enable the Company to attract and retain high-caliber executive personnel, and (2) seek to align the financial interests of the Company's employees with those of its stockholders by relying heavily on long-term incentive compensation which is tied to performance.

      The primary components of executive compensation include base salary and long-term equity incentives in the form of stock options. As the Company has not yet generated any revenue from the sale of pharmaceutical products, the Company relies on long-term incentive compensation (i.e., stock options) to motivate the executive officers and other employees. This allows the Company to retain cash for research projects. In determining the size of such stock option grants to individual executives, the Committee considers a number of factors, including the following: the level of an executive's job responsibilities; the executive's past performance; the size and frequency of grants by comparable companies; the executive's salary level; performance of the Company as measured by the accomplishment of key business development and clinical milestones; the size of any prior grants; and the achievement of designated milestones by the executive. The Committee assigns no specific weight to any of the foregoing, other than achievement of designated milestones by the executive in cases where the executive's employment agreement provides for a grant of a specific size upon achievement of the milestone, when making determinations as to the size of stock option grants.

      Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based upon (1) the position level of the executive officer, and (2) the attainment of specific individual non-financial performance objectives. The Committee sets the performance objectives at the beginning of the fiscal year.

      The Chief Executive Officer and the Chief Operating Officer are responsible for the development of the annual salary plan for executive officers other than themselves. The plan is based on industry and peer group comparisons and national surveys and on performance judgments as to the past and expected future contributions of the individuals. To maintain a competitive level of compensation, the Company targets base salary at the mid to upper percentiles of a comparative group composed of other biotechnology companies. Base salary may exceed this level as a result of individual performance. The Committee reviews the annual plan and makes recommendations to the Board of Directors, with any modifications it deems appropriate. The Committee believes it has established executive compensation levels which are competitive with companies in the industry taking into account individual experience, performance of both the Company and the individual, company size, location and stage of development.

Compensation of the Chief Executive Officer

      Mr. Mauzey's compensation was determined on the basis of his expertise and experience which include approximately 25 years of experience in the pharmaceutical industry. Compensation awarded to Mr. Mauzey in 1997 included base salary, a performance bonus based on the achievement of milestones (including, inter alia, securing a corporate partnership for pimagedine, maintaining the Company's cash burn rate from operations at budget, filing a new investigational drug application with the U.S. Food and Drug Administration, and completion of a Phase II trial for pimagedine) and stock options.

      Effective January 1, 1994, the Internal Revenue Code does not permit corporations to deduct payment of certain compensation in excess of $1,000,000 to the chief executive officer and the four other most highly-paid executive officers. All compensation paid to the Company's executive officers for 1997 will be fully deductible and the Committee anticipates that amounts paid as cash compensation will continue to be fully deductible because the amounts are expected to be less than the $1,000,000 threshold. Under certain circumstances, the executive officers may realize compensation upon the exercise of stock options granted under the Company's stock option plans which would not be deductible by the Company. The Company expects to take such action as is necessary to qualify its stock option plans as "performance-based compensation," which is not subject to the limitation, if and when the Committee determines that the effect of the limitation on deductibility warrants such action.

      Mark Novitch, M.D.
      Marilyn G. Breslow
      Robert N. Butler, M.D.
      David McCurdy

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock to the cumulative total return of the NASDAQ CRSP Total Return Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ-US") and the NASDAQ Pharmaceutical Stocks Index (the "NASDAQ-Pharm") for the period commencing December 31, 1992 and ended December 31, 1997.

                     ALTEON INC. RELATIVE STOCK PERFORMANCE


[INSERT GRAPH]


                     31-Dec-92     31-Dec-93     31-Dec-94    31-Dec-95     31-Dec-96     31-Dec-97
                     ---------     ---------     ---------    ---------     ---------     ---------
Alteon Inc. .......    100.00        54.84          36.29       104.03         33.87         47.18

NASDAQ US .........    100.00       114.79         112.21       158.68        195.19        239.63

NASDAQ Pharm ......    100.00        89.13          67.08       122.73        122.86        127.19


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

      James J. Mauzey entered into a three year employment agreement with the Company on February 28, 1994 which was amended on January 30, 1997 to extend the term of employment through January 30, 2000. Under the terms of the agreement, Mr. Mauzey serves as Chief Executive Officer and is currently entitled to an annual salary of $300,000, which is subject to annual review by the Board of Directors. Mr. Mauzey is also eligible, at the discretion of the Compensation Committee, to receive a bonus of up to $50,000 and stock options for each year during the term of the agreement.

      Jere E. Goyan entered into an employment agreement with the Company on July 13, 1993, which was amended on February 24, 1998 to extend the term of employment through July 13, 1999. Under the agreement, he is currently entitled to a salary of $262,500, which is subject to annual review by the Board of Directors. Dr. Goyan is also eligible, at the discretion of the Board of Directors, to receive a bonus of up to $50,000 in the form of cash and/or stock options for the year ending December 31, 1998.

      Kenneth I. Moch entered into a three year employment agreement with the Company on February 27, 1995, which was amended on September 15, 1997 to extend the term of employment through February 27, 2001. Under the terms of the agreement, Mr. Moch is entitled to an annual salary of $195,000 during the first year of the extended term of employment, $205,000 during the second year, and $215,000 during the third year. Mr. Moch is eligible, at the discretion of the Board of Directors, to receive a yearly bonus of up to $15,000 and stock options for up to 30,000 shares of Common Stock.

      Kenneth Cartwright entered into an employment agreement with the Company on March 27, 1995, which was amended on March 27, 1997 to extend the term of employment through March 27, 2000. Under the agreement, he is currently entitled to an annual salary of $194,922, which is subject to annual review by the Board of Directors. Dr. Cartwright is also eligible, at the discretion of the Board of Directors, to receive a bonus in the form of cash and/or stock options for 1998 and 1999.

      Elizabeth A. O'Dell entered into an employment agreement with the Company as of October 21, 1995, which was amended on October 21, 1997 to extend the term through October 21, 2000. Under the agreement she is currently entitled to an annual salary of $120,852, which is subject to annual review by the Board of Directors. Ms. O'Dell is also eligible, at the discretion of the Board of Directors, to receive a bonus in the form of cash and/or stock options for 1998 and 1999.

      In addition to provisions in the above-described agreements requiring each individual to maintain the confidentiality of Company information and assign inventions to the Company, such executive officers have agreed that during the terms of their agreements and for one year thereafter, they will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company. Each of the above employment agreements provides that either party may terminate the agreement upon 30 days' prior written notice, subject to certain salary continuation obligations of the Company if it terminates the agreements without cause (as to Mr. Mauzey 12 months and as to Dr. Goyan, Mr. Moch, Dr. Cartwright, and Ms. O'Dell six months).

      All employment agreements between the Company and its Vice Presidents provide that all unvested stock options held by such Vice Presidents will vest and become exercisable immediately in the event of a change in control of the Company.

CHANGE IN CONTROL SEVERANCE BENEFITS PLAN

      In February 1996, the Company adopted the Alteon Inc. Change in Control Severance Benefits Plan (the "Severance Plan"). The Severance Plan was adopted to protect and retain qualified employees and to encourage their full attention, free from distractions caused by personal uncertainties and risks in the event of a pending or threatened change in control of the Company. The Severance Plan provides for severance benefits to employees upon certain terminations of employment after or in connection with a change in control of the Company as defined in the Severance Plan. Following a qualifying termination which occurs as a result of a change in control, officers of the Company will be entitled to continuation of (i) their base salary for a period of twenty-four months, and
(ii) all benefit programs and plans providing for health and insurance benefits for a period of up to eighteen months. In addition, upon a change in control of the Company all outstanding unexercisable stock options held by employees will become exercisable.

401(k) PLAN

      In 1990, the Company adopted a tax-qualified employee savings and retirement plan (the "401(k) Plan") covering all of the Company's employees. Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($10,000 in 1998) and have the amount of such reduction contributed to the 401(k) Plan. The 401(k) Plan does not require additional matching contributions to the Plan by the Company on behalf of participants in the Plan. Contributions by employees to the Plan and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plan. The Trustees under the 401(k) Plan, at the direction of each participant, invest the assets of the 401(k) Plan in any of eight investment options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      There were, as of April 30, 1998, approximately 327 holders of record of the Company's Common Stock. The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 30, 1998, except as otherwise set forth below, (i) by each person who is known to the Company to own beneficially more than 5% of the Common Stock, and (ii) by each current director and Named Officer, including the nominees, and by all current directors and officers as a group.


                                                            AMOUNT AND NATURE OF                    PERCENT OF
   NAME OF BENEFICIAL OWNER(1)                             BENEFICIAL OWNERSHIP(1)                   CLASS(2)
   ---------------------------                             -----------------------                  ----------
(i) Certain Beneficial Owners:

Alberto W. Vilar
Gary A. Tanaka
   c/o Amerindo Investment Advisors Inc.
   One Embarcadero Center, Suite 2300
   San Francisco, CA 94111 .....................                    1,270,500(3)                        7.1%

Amerindo Investment Advisors Inc.
   One Embarcadero Center, Suite 2300
   San Francisco, CA  94111 ....................                    1,073,500(3)                        6.0%

Ardsley Advisory Partners
   646 Steamboat Road
   Greenwich, CT 06830 .........................                      945,000                           5.3%

(ii) Current Directors, including Nominees and Named Officers:

James J. Mauzey ................................                      455,000(4)                        2.5%
Jere E. Goyan ..................................                      307,501(5)                        1.7%
Marilyn G. Breslow ** ..........................                       67,200(6)                          *
Robert N. Butler ...............................                       22,400(7)                          *
Kenneth Cartwright .............................                      239,601(8)                        1.3%
Anthony Cerami .................................                      638,846(9)                        3.5%
Alan J. Dalby ** ...............................                       40,131(10)                         *
David McCurdy ..................................                       11,200(11)                         *
Kenneth I. Moch ................................                      178,375(12)                         *
Mark Novitch ...................................                       49,800(13)                         *
Elizabeth A. O'Dell ............................                      116,549(14)                         *

All current directors and officers as a group(11                    2,126,603(15)                      10.7%
persons)

----------

*     Less than one percent.

**    Nominee for election to the Board of Directors.

(1) Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and the beneficial owner has sole voting and investment power, subject to community property law, where applicable.

(2) Applicable percentage of ownership is based on 17,974,125 shares of Common Stock outstanding.

(3) The Schedule 13G, dated April 17, 1998, of Amerindo Investment Advisors Inc., a California corporation ("Amerindo"), Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"), Alberto W. Vilar and Gary
      A. Tanaka reported that Amerindo and Amerindo Panama beneficially owned 1,073,500 and 197,000 shares of Common Stock, respectively. Messrs. Vilar and Tanaka, as the sole shareholders and directors of Amerindo and Amerindo Panama, are each reported to beneficially own the 1,270,500 shares of Common Stock held by Amerindo and Amerindo Panama in the aggregate.

(4) Includes 455,000 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 280,000 shares of Common Stock granted to Mr. Mauzey.

(5) Includes 306,601 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 183,336 shares of Common Stock granted to Dr. Goyan.

(6) Includes 67,200 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998.

(7) Includes 22,400 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 22,400 shares of Common Stock granted to Dr. Butler.

(8) Includes 209,601 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 86,000 shares of Common Stock granted to Dr. Cartwright.

(9) Includes 250,866 shares of Common Stock and 387,980 shares of Common Stock issuable to Dr. Cerami upon the exercise of options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 26,180 shares of Common Stock granted to Dr. Cerami.

(10) Includes 40,131 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998.

(11) Includes 11,200 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 22,400 shares of Common Stock granted to Mr. McCurdy.

(12) Includes 178,375 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 226,625 shares of Common Stock granted to Mr. Moch.

(13) Includes 44,800 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 22,400 shares of Common Stock granted to Dr. Novitch.

(14) Includes 114,549 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998 and 2,000 shares of Common Stock held by Ms. O'Dell's husband. Does not include options to purchase 50,451 shares of Common Stock granted to Ms. O'Dell.

(15) Includes 1,837,837 shares of Common Stock subject to options which were exercisable as of April 30, 1998 or which will become exercisable within 60 days after April 30, 1998. Does not include options to purchase 919,792 shares of Common Stock granted to the officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management and Others

Consulting Agreements

      The Company has entered into consulting arrangements with key consultants and members of its Scientific Advisory Board who advise the Company about present and long-term scientific planning, research and development.

      The Company entered into a consulting agreement dated as of April 1, 1998 (the "Consulting Agreement") with Cerami Consulting Corporation ("Cerami Consulting"), a corporation of which Dr. Anthony Cerami, a director of the Company, is the President and his daughter, Dr. Carla Cerami, is the sole shareholder. Pursuant to the Consulting Agreement, Cerami Consulting is paid a fee of $250,000 per calendar year to provide services regarding advanced glycosylation endproducts ("A.G.E.s") and certain glucose lowering agents. Further, the Consulting Agreement provides that to the extent Cerami Consulting provides material services with respect to the Company's A.G.E. breakers program, the Company will pay Cerami Consulting a fee of $200,000 per calendar year. Cerami Consulting was also granted options to purchase 100,000 shares of the Common Stock of the Company at an exercise price of $5.125 per share, such options to vest upon the accomplishment of milestones, as compensation for certain prior services provided to the Company. The Consulting Agreement has an initial term of three years, after which it is subject to automatic one year extensions, unless it is terminated upon notice as set forth in the Consulting Agreement.

      In April 1998, the Company entered into a research agreement (the "Research Agreement") with Kenneth S. Warren Laboratories, Inc. ("Warren Laboratories"), a non-profit corporation of which Dr. Anthony Cerami is a director and the President, and Dr. Carla Cerami is a director and the Secretary and Treasurer. Warren Laboratories will conduct a research program for the Company with respect to A.G.E.s and certain glucose lowering agents, and the Company will provide funding up to an initial maximum of $400,000 per calendar year. The maximum funding amount will be raised to $750,000 per calendar year in the event the Company reaches certain financial objectives. The Company has also agreed to grant to Warren Laboratories options to purchase up to 500,000 shares of the Common Stock of the Company at an exercise price of $8.75 per share in partial consideration of Warren Laboratories' services, such options to be granted upon the occurrence of specified events. The Research Agreement has an initial term of three years, after which it is subject to automatic one year extensions, unless it is terminated upon notice as set forth in the Research Agreement.

Registration Rights

      In December 1990, the Company, the holders of each of the common shares underlying certain preferred stock of the Company and certain holders of the Common Stock, including Dr. Anthony Cerami, entered into an Amended and Restated Registration and Right of First Offer Agreement (the "Rights Agreement") pursuant to which the Company granted certain registration rights and rights of first offer to certain stockholders. The Rights Agreement terminated March 1, 1997.

Indebtedness of Management

      In July 1993, the Company lent $200,000 to Jere E. Goyan at an interest rate equal to the prime rate as published in the Wall Street Journal, adjusted quarterly, for the purpose of purchasing a home. Dr. Goyan is the President, Chief Operating Officer and a director of the Company. The loan is secured by a second mortgage on the premises purchased by Dr. Goyan. In February 1998, the terms of the loan were amended so that interest will stop accruing as of July 1999 and the principal and interest shall be paid in equal installments in July, 1999, 2000 and 2001. In the event an installment is not paid when due, interest shall accrue at a rate of one percent per month until payment is made. The largest aggregate amount outstanding during fiscal year 1997 was $284,925 on December 31, 1997. A $25,000 payment was made on December 31, 1997. As of April 30, 1998, $267,265, including accrued interest, remained outstanding.

                          APPROVAL OF AMENDMENT TO THE
              RESTATED CERTIFICATE OF INCORPORATION OF ALTEON INC.
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                   FROM 30,000,000 SHARES TO 40,000,000 SHARES

      The Board of Directors has adopted a resolution recommending that the stockholders consider and adopt at the Meeting an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation. The proposed amendment would increase the number of authorized shares of Common Stock, $.01 par value per share, from 30,000,000 to 40,000,000 shares.

      For the reasons described below, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware. The text of the proposed amended Article FOURTH is set forth below:

      "FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 44,000,000 shares. The Company is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Company is 40,000,000, and each such share of Common Stock shall have a par value of $.01 per share. The total number of shares of Preferred Stock authorized to be issued by the Company is 4,000,000, and each such share shall have a par value of $.01 per share."

      The Board of Directors believes that it is in the best interests of the Company to increase the Company's authorized Common Stock in order to meet possible contingencies and opportunities for which the issuance of Common Stock may be deemed advisable. From time to time the Company has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives, such as advancement of its A.G.E. breakers program, through the public or private sale of equity securities. The ability to issue additional shares of Common Stock in any future capital raising endeavor or expansion transaction, without the costs and delays incident to obtaining stockholder approval at the time of such issuance, is vital to the success of the Company in a competitive marketplace.

      The Company has no current plans and has not entered into any arrangements or understandings whereby it would be required to issue any of the additional shares of Common Stock for which authority is now sought. Purposes for which the additional shares of Common Stock could be issued include financing transactions, the acquisition of the shares or assets of other corporations, stock splits or dividends, dividend reinvestment programs and employee benefit plans.

      As of April 30, 1998, there were 17,974,125 shares of Common Stock issued and outstanding. The Company has reserved additional shares of Common Stock in connection with the conversion of its outstanding preferred stock, the exercise of outstanding warrants and the exercise of options granted under the Company's Amended and Restated 1987 Stock Option Plan and Amended 1995 Stock Option Plan. In the opinion of the Board of Directors, the remaining authorized and unissued shares of Common Stock are insufficient to meet the capital needs of the Company.

      The newly authorized shares of Common Stock, which will be identical to the shares of Common Stock presently authorized, may be issued for such consideration as shall be authorized from time to time by the Board of Directors, subject to any required regulatory approvals, but without further action by the stockholders unless specifically required by applicable law or Nasdaq rules. In connection with any issuance and sale of such shares, the number of shares to be issued and sold and the terms upon which they may be issued and sold will necessarily be determined by conditions existing at the time of such issuance and sale.

Stockholders of the Company do not have the preemptive right to subscribe on a pro-rata basis to any future issuance of shares. If the Company elects to issue additional shares of Common Stock, stockholders would not have any preferential right to purchase them, and their ownership would therefore be diluted.

      Although the Board is not aware of any effort by any person to acquire control of the Company, the authorized but unissued shares could be used to make it more difficult to effect a change in control, and thereby make it more difficult for stockholders to obtain an acquisition premium for their shares or remove incumbent management. Such shares could be used to create impediments for persons seeking to gain control of the Company by means of a merger, tender offer, proxy contest or other means. For example, substantial dilution of a potential acquiring party could be achieved through private placement of securities with purchasers who might cooperate with the Board of Directors in opposing the potential acquiring party. The Amendment is not part of a plan by the Company's Board of Directors to propose a series of new anti-takeover measures and the Board of Directors does not presently intend to propose additional anti-takeover measures in future proxy solicitations.

      In accordance with the Delaware Corporation Act, the proposed amendment to the Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,00000 TO 40,000,000 SHARES.


                   APPROVAL OF REMOVAL OF CERTAIN LIMITATIONS
                             REGARDING THE COMPANY'S
              SERIES G PREFERRED STOCK AND SERIES H PREFERRED STOCK


      This proposal seeks stockholder approval of the removal of certain limitations on the issuance and conversion of the Company's Series G Preferred Stock and Series H Preferred Stock as described below.

Background

      The Company entered into a Stock Purchase Agreement (the "Agreement") dated as of December 1, 1997 with Genentech, Inc. ("Genentech") pursuant to which Genentech agreed to purchase, and the Company agreed to sell, an aggregate of $15,000,000 of the Company's Common Stock and Series G Preferred Stock and up to $48,000,000 of the Company's Series H Preferred Stock. (The Series G Preferred Stock and the Series H Preferred Stock are referred to in this Proxy Statement as the "Preferred Stock"). At the same time, the Company and Genentech entered into a Development Collaboration and License Agreement pursuant to which Genentech received an exclusive license to use and sell certain of the Company's products in certain areas of the world and the Company and Genentech agreed to collaborate on the development of such products (the "License").

      On April 29, 1998, the Company and Genentech entered into an amendment to the Agreement and the License (the "Amendment") to address concerns regarding compliance with Rule 4460 of the National Association of Securities Dealers, Inc. (the "NASD"). Rule 4460 requires that stockholder approval be obtained prior to the issuance, in a transaction other than a public offering, of securities which are convertible into a number of shares of an issuer's common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the common stock. The Preferred Stock is convertible into Common Stock at a price based on the fair market value of the Common Stock at the time of conversion. However, the NASD has advised the Company that it regards the day prior to the date of the Agreement (rather than the date of conversion) as the appropriate date for measuring the minimum fair market value, which minimum value would be $5.6875.

      Rule 4460 also provides that stockholder approval is required before the issuance of Common Stock when the issuance will result in a change of control of the issuer. Under the Agreement Genentech is permitted to own up to 40% percent of the Company's Common Stock. The NASD has advised the Company that ownership of more than 20% of the Company's outstanding Common Stock may be deemed to constitute a change in control.


      Because the conversion price of the Preferred Stock will be determined on the basis of the fair market value of the Common Stock at the time of conversion, it is mathematically possible that conversion of the Preferred Stock could result in the issuance of (i) more than a number of shares of Common Stock equal to 20% or more of the Common Stock outstanding before the issuance for less than the greater of book or market value of the Common Stock on the date of the Agreement or (ii) a number of shares of Common Stock sufficient to cause a change in control within the meaning of Rule 4460.

      The Amendment was entered into to address these issues of compliance with Rule 4460. The Amendment provides that the conversion price of the Preferred Stock will never be less than $5.6875, that Genentech will not be allowed to own more than 19.99% percent of the Company's outstanding Common Stock and that Genentech will not take or participate in any action the purpose or effect of which is to change or influence the control of the Company. The Amendment also provides for changes in the timing and amount of Genentech's funding obligations under the Agreement and the License that will remain in effect unless and until the Company's stockholders vote to approve the removal of the limitations described in the preceding sentence (the "Limitations"). In conjunction with the execution of the Amendment, the Company agreed to waive certain restrictions on sale by Genentech of Common Stock contained in the Agreement unless and until the stockholders vote to approve the removal of the Limitations. See "Effects of the Amendment."

      This proposal seeks stockholder approval of the removal of the Limitations. If the stockholders do not approve this proposal, the changes in Genentech's funding obligations imposed by the Amendment and the waiver of restrictions on sale will remain in effect.

Effects of the Amendment

      In addition to imposing the Limitations, the Amendment contains the provisions described below.

      Funding Dates and Amounts

      Pursuant to the Agreement, on December 19, 1997, Genentech purchased 837,314 shares of Common Stock and 939 shares of Series G Preferred Stock. The Company expects to use the proceeds of the sale of the Common Stock and Series G Preferred Stock for general corporate purposes. The Agreement provided that Genentech would purchase an initial $16,000,000 of Series H Preferred Stock on January 31, 1998 and the balance thereafter in quarterly installments on July 1, October 1, January 2, and April 1 of each year commencing July 1, 1998 until the purchase price of Series H Preferred Stock purchased equals the lesser of $48,000,000 or the Company's development costs for certain products, with the amount to be purchased at each such quarterly closing to be determined in accordance with the Company's annual development budget for such products in the United States. Pursuant to the Agreement, the proceeds of the sale of shares of Series H Preferred Stock will be used to fund development costs for pimagedine or second generation products.

      Pursuant to the Amendment, the January 31, 1998 purchase was deferred to the date which is three days after the Meeting, at which time Genentech will buy $8,000,000 of Series H Preferred Stock. Unless the stockholders approve this proposal, the subsequent closing dates will be deferred so that the first subsequent closing will occur on the earlier of (i) three days after the date on which the stockholders of the Company subsequently approve the removal of the Limitations or (ii) 60 days after the date on which data from the Company's ACTION I trials are unblinded to Genentech (the "Data Release Date").

      Pursuant to its terms, the License is subject to termination by Genentech upon six months' notice to the Company. The License provides that in the event of such termination if the proceeds received by the Company from Genentech's purchase of Series H Preferred Stock are not sufficient to pay the costs during the six-month termination notice period of continuing or terminating (as the Company elects) certain then ongoing development programs, Genentech will pay to the Company in cash an amount necessary to pay for such costs. The Amendment provides that if notice of termination of the License is given prior to the Data Release Date, unless the Company's stockholders have approved removal of the Limitations, Genentech will be required to pay only the Company's actual costs for the development programs to the date of the termination notice.

      Restrictions on Sale

      The Agreement provides that for a period of five years from the date of the Agreement no holder of the Common Stock issued pursuant to the Agreement or upon the conversion of Preferred Stock will sell a number of shares of Common Stock which is equal to more than 25% of the average weekly trading volume of the Common Stock for the four preceding calendar weeks. In conjunction with execution of the Amendment, the Company agreed to waive these restrictions unless the stockholders vote to approve the removal of the Limitations.

Terms of the Preferred Stock

      The Preferred Stock has a liquidation value of $10,000 per share plus accrued dividends ("Liquidation Preference"). In the event of the liquidation of the Company, holders of the Preferred Stock will be entitled to receive an amount equal to the Liquidation Preference before any distribution of assets of the Company to the holders of any class of stock ranking junior to the Preferred Stock.

      The holders of the Series G and Series H Preferred Stock are entitled to receive cumulative quarterly dividends, payable in shares of the Series G and Series H Preferred Stock, respectively, at the per share rate equal to 8.50% in the case of the Series G Preferred Stock and, in the case of the Series H Preferred Stock, the prime rate published in The Wall Street Journal five business days prior to the first issuance of a share of Series H Preferred Stock. The Certificates of Designations for the Preferred Stock provide that no dividends will be payable during any period when the holder of the Preferred Stock and its affiliates beneficially own more than 40% of the outstanding Common Stock. The Certificates of Designations prohibit the repurchase or redemption by the Company of shares of stock ranking junior to or on a parity with the Preferred Stock while there is an arrearage in the payment of dividends.

      Each share of Series G Preferred Stock is convertible at any time by the holder thereof upon 70 days' notice to the Company into a number of shares of Common Stock determined by dividing $10,000 by the average of the closing sales prices of the Common Stock, as reported on the Nasdaq National Market, for the 20 business days preceding the date of conversion (such average being referred to as the "Conversion Value"). Each share of Series H Preferred Stock is convertible on the same terms at any time after the earlier of (i) the granting of approval by the U.S. Food and Drug Administration (or any successor thereto) for the marketing and sale of any product which contains as an active ingredient the compound "Pimagedine" and which is a "Licensed Product" (as such terms are defined in the License); (ii) termination by Genentech of the License; or (iii) December 1, 2002. The Preferred Stock is convertible into Common Stock or cash by the Company on the basis of the Conversion Value. The Certificates of Designations provide that the Preferred Stock may not be converted into Common Stock if after such conversion the holder and its affiliates would be the beneficial owners of more than 40% of the outstanding Common Stock. (Pursuant to the Amendment, unless the stockholders approve removal of the Limitations, the Conversion Value may not be less than $5.6875 and the percentage limitation is 19.99% percent). Issuance of Common Stock upon conversion of the Preferred Stock will have a dilutive effect on holders of the Common Stock.

      Holders of the Preferred Stock generally have no voting rights except as required by the General Corporation Law of Delaware. However, the affirmative vote of the holders of a majority of the outstanding Series G or Series H Preferred Stock is necessary for any amendment of the powers, rights, preferences, or privileges of the Series G or Series H Preferred Stock, respectively, so as to affect them adversely.

      The Company's Certificate of Incorporation includes a provision that requires the approval of the holders of 80% of the Company's voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 10% or more of the Company's voting stock, except in cases where certain directors approve the transaction or certain minimum price criteria and other procedural requirements are met. For purposes of this provision, the shares of Preferred Stock are not considered to be voting stock.

      The Board of Directors believes that it is in the best interests of the Company and its stockholders that the Limitations be removed so that the original terms of the Agreement regarding Genentech's funding obligations and the limitations on its Common Stock resale rights may continue in effect.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE REMOVAL OF THE LIMITATIONS.


          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company has, subject to stockholder ratification, retained Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending December 31, 1998 because it is an internationally recognized accounting firm familiar with the unique accounting, tax and financial issues that relate to and affect the biopharmaceutical industry. Arthur Andersen LLP has a firm-wide effort and a group of personnel that specialize in this industry and has assigned members of this group to work with Alteon. Arthur Andersen LLP also served as independent public accountants of the Company for the fiscal year ended December 31, 1997.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

      One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the NASD. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

      Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997 except Dr. Cerami's Form 4 for December 1996 for four transactions was filed on April 21, 1997 and Ms. O'Dell's Form 4 for January 1997 for one transaction was filed on February 12, 1997.

                             STOCKHOLDERS' PROPOSALS

      Stockholders deciding to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by January 1, 1999.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                           INCORPORATION BY REFERENCE

      Items 7, 7A and 9 of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 and the financial statements contained therein are incorporated herein by reference. A copy of the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997 is included with the Company's annual report to stockholders which accompanies this proxy statement.

                                     GENERAL

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

      In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company has retained the services of Registrar and Transfer Company to assist in the proxy solicitation at a fee estimated to be $15,000. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

      Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

      ALTEON HAS FURNISHED, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS STOCKHOLDERS OF RECORD ON MAY 28, 1998 AND WILL FURNISH TO EACH BENEFICIAL STOCKHOLDER SUCH REPORT UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                       By Order of the Board of Directors

                                       ELIZABETH A. O'DELL,
                                       Secretary



Ramsey, New Jersey
June 8, 1998

                                 REVOCABLE PROXY
[X]  PLEASE MARK VOTES             ALTEON INC.
     AS IN THIS EXAMPLE


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

      The undersigned hereby constitutes and appoints Kenneth I. Moch and Elizabeth A. O'Dell and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares and warrants of Alteon Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroad Hotel, One International Boulevard, Mahwah, New Jersey at 9:00 A.M., local time, on Wednesday, July 22, 1998, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

                                                   With-             For All
                                      For          hold              Except
1. ELECTION OF DIRECTORS.             [ ]           [ ]                [ ]
   (Mark one only)


NOMINEES: MARILYN G. BRESLOW  AND ALAN J. DALBY

(INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------
     Please be sure to sign and date
      this Proxy in the box below            Dated:
                                                   -----------------------------

-------------------------           --------------------------------------------
Signature of Stockholder            Signature of Stockholder if held Jointly


                                              For       Against        Abstain
2.    Approval of proposal to amend the       [ ]         [ ]            [ ]
      Restated Certificate of
      Incorporation of Alteon Inc. to
      increase the authorized number of
      shares of Common Stock from
      30,000,000 shares to 40,000,000
      shares.

                                              For       Against        Abstain
3.    Approval of proposal to remove          [ ]         [ ]            [ ]
      certain limitations regarding the
      Company's Series G Preferred Stock
      and Series H Preferred Stock.

                                              For       Against        Abstain
4.    Approval of proposal to ratify the      [ ]         [ ]            [ ]
      appointment of Arthur Andersen
      LLP as the independent public
      accountants of the Company for the
      fiscal year ending December 31,
      1998.


5.    In their discretion, the proxies
      are authorized to vote upon other
      matters as may properly come
      before the Meeting.

                                             I Will       Will Not

                                               [ ]           [ ]Attend
                                                                the
                                                                Meeting

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.


    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                                   ALTEON INC.

--------------------------------------------------------------------------------
This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY